SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 May 8, 2001
                                Date of Report
                      (Date of Earliest Event Reported)

                              Medi-Hut Co., Inc.
                            ----------------------
            (Exact name of registrant as specified in its charter)

Delaware                          000-27119               222-436-721
(State of of incorporation)      (Commission             (IRS Employer
                                  File Number)           Identification No.)


                           1935 Swarthmore Avenue
                          Lakewood, New Jersey 08701
                                (732) 901-0606
        (Address of principal executive offices and  telephone number)

ITEM 5:  OTHER EVENTS

     On March 1, 2001, Medi-Hut signed a letter of intent to enter into an Agreement and Plan of Reorganization with WJL Enterprises, Inc., a privately held Delaware corporation. WJL Enterprises is in the business of selling over-the-counter drugs and name brand pharmaceuticals to distributors and wholesalers on a national basis.

     After completing initial due diligence, Medi-Hut and WJL Enterprises have determined that it is not in the best interests of either party to consummate a reorganization at this time. However, the parties are continuing investigation and negotiation for a potential joint venture or some other form of affiliation. Our management believes this new approach will save costs and still provide a means to expand our markets.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Medi-Hut Co., Inc.


By: /s/ Joseph Sanpietro                                  5/8/01
    ________________________________________   Date: _______________________
    Joseph Sanpietro, President and Director